Report Name - 10F-3

Fund - SmB Managed Municipals Fund

                                Period : 03/01/05 through 08/31/05


                                    ID : 414
                           Issuer Name : NYC Muni. Water Fin. Autho. 2005
					 Series D
                            Trade Date : 04/20/05
                        Selling Dealer : UBS
                Total Shares Purchased : 17,720,000.00
                        Purchase Price : 103.36
                    % Received by Fund : 3.169%
                        % of Issue (1) : 8.283%
        Other Participant Accounts (2) :      28,600,000.00
                      Issue Amount (2) :     559,205,000.00
          Total Received All Funds (2) :      46,320,000.00

(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.

(2) Includes purchases by other affiliated mutual funds and discretionary accounts.


                           Report Name : 10F-3 Syndicate Supplement

                                Issuer : NYC Muni Wtr Fin Author
                                            Series D (2005)
                            Trade Date : 04/20/05
                 Joint/Lead Manager(s) : First Albany Capital Inc.
                                         Goldman Sachs & Co
                                         Merrill Lynch & Co
                                         UBS Financial Services Inc.
                         Co-Manager(s) : Bear, Stearns & Co. Inc.
                                         Citigroup Global Markets Inc.
                                         JP Morgan Securities
                                         Lehman Brothers
                                         Morgan Stanley
                                         Siebert Brandford Shank & Co.
                                         M.R. Beal & Company
                                         CIBC World Markets
                                         RBC Dain Rauscher Inc.
                                         A.G. Edwards & Sons, Inc.
                                         First American Municipals, Inc.
                                         Banc of America Securities LLC
                                         Raymond James & Associates
                                         Roosevelt & Cross Inc.
                                         Wachovia Bank, National Assoc.
                         Selling Group : N/A